Exhibit 10.28
THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT
     This Third Amendment to Revolving Credit and Security Agreement (“Amendment”), is made this 23rd day of July, 2010 among RAND WORLDWIDE U.S. HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (“Rand Worldwide U.S.”), RAND IMAGINIT TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (“Rand Imaginit”), RAND TECHNOLOGIES OF MICHIGAN, INC., a corporation organized under the laws of the State of Michigan (“Rand Michigan”) (Rand Worldwide U.S., Rand Imaginit and Rand Michigan, each a “US Borrower” and collectively the “US Borrowers”) and RAND A TECHNOLOGY CORPORATION, a corporation organized under the laws of the Province of Ontario (“Foreign Borrower”) (US Borrowers and Foreign Borrower, each a “Borrower” and collectively the “Borrowers”), the guarantors signatory hereto, the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (in such capacity, the “Agent”).
BACKGROUND
     A. On August 14, 2009, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, the “Loan Agreement”) to reflect certain financing arrangements among the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Loan Documents.” All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby.
     B. Borrowers have informed Agent that the Ampersand Guarantors and Rand Worldwide Inc., a Delaware corporation and a Pledgor and Guarantor under the Loan Agreement (“Holdings”), intend to effectuate a series of transactions described below, which may or may not result in an Event of Default under the Loan Agreement.
     C. Holdings shall form RWWI Holdings LLC, a Delaware limited liability company (“RWW LLC”), which in turn shall form a transitory Delaware entity (the “Transitory Sub”) that will be a wholly-owned subsidiary of RWW LLC. Holdings will merge with Transitory Sub, pursuant to which Holdings will be the surviving entity and the sole wholly-owned subsidiary of RWW LLC. In accordance with the terms of a letter of intent dated May 24, 2010 (the “Letter of Intent”), Holdings shall then merge with ASRW Acquisition Sub, Inc., a wholly-owned subsidiary of Avatech Solutions, Inc., a Delaware corporation (“Avatech”), pursuant to which Holdings will be the surviving entity and a wholly-owned subsidiary of Avatech. In connection with the merger, Avatech shall issue to RWW LLC a number of shares of its common stock equal to approximately 150% of Avatech’s outstanding shares immediately prior to the merger (on a fully diluted basis). In connection with these transactions, Holdings shall assign its obligations to the Ampersand Guarantors (including all obligations under the Subordinated Loan Documents) to RWW LLC and any debt payable by RWW LLC to the Ampersand Guarantors will be exchanged for equity interests in RWW LLC. As a result, immediately following the closing of the transactions described above, RWW LLC, which is majority owned by the

Ampersand Guarantors, shall own approximately sixty percent (60%) of the outstanding common shares of Avatech (on a fully diluted basis) (all of the foregoing, collectively, the “Transaction”).
     D. Borrowers have requested and Agent and Lenders have agreed to (i) consent to the execution of the Letter of Intent, (ii) consent to the Transaction, and (iii) modify certain terms and provisions of the Loan Agreement, in each case on the terms and subject to the conditions contained in this Amendment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Consent to Amendment in Connection with Transaction.
          (a) In reliance upon the documentation and information provided to Agent in connection with the Transaction and the Letter of Intent, including without limitation, the final form of Letter of Intent and the transaction documents attached hereto as Exhibit A (the “Transaction Documents”) in form and substance satisfactory to Agent, and notwithstanding anything to the contrary contained in the Loan Agreement, upon satisfaction of the conditions set forth herein, Agent and Lenders hereby (i) consent to the execution of the Letter of Intent and the Transaction Documents, and the consummation of the Transaction in accordance with the Transaction Documents; and (ii) upon consummation of the Transactions, consent to the change in the Borrowers’ fiscal year end from October 31 to June 30.
          (b) In connection with, and at the time of the consummation of, the Transaction, Agent hereby agrees to modify the Loan Agreement to accurately reflect the resulting ownership structure of Borrowers upon closing of the Transaction; provided, however, that the agreements, instruments, certificates and other documents necessary to be executed in connection with, and to consummate, the Transaction, shall be in form and substance satisfactory to Agent in its sole discretion.
          (c) This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in any Loan Documents with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraphs shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to or any waiver or modification of any other term or condition of any Loan Agreement, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with any Loan Agreement other than with respect to the matters for which the consent in the preceding paragraph has been provided. Other than as described in this Amendment, the consent described in the preceding paragraph shall not alter, affect, release or prejudice in any way any of the Borrowers’ Obligations under the Loan Agreement. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.
     Section 2. Amendments to Loan Agreement.

          (a) Definitions. Upon the Effective Date, the following new definitions shall be added to the Loan Agreement:
“Avatech Solutions Inc.” shall mean Avatech Solutions Inc., a Delaware corporation.
“Rand A” shall mean Rand A Technology Corporation, a corporation organized under the laws of the Province of Ontario.
“RWW LLC” shall mean RWWI Holdings LLC, a Delaware limited liability company.
          (b) Definitions. Upon the Effective Date, the definition of “Subordination Agreement” shall be deleted in its entirety.
          (c) Definitions. Upon the Effective Date, the definitions of “Change of Ownership,” “Holdings” “Original Owners,” and “Pledge Agreements” shall be deleted in their entirety and replaced as follows:
“Change of Ownership” shall mean (a) 100% of the Equity Interests of Rand Worldwide U.S. is no longer owned or controlled by a Person who is an Original Owner, (b) 100% of the Equity Interests of any Borrower (other than Rand Worldwide U.S.) is no longer owned or controlled by a Person who is an Original Owner, (c) 51% of the Equity Interests of Holdings is no longer owned or controlled by a Person who is an Original Owner, (d) 51% of the Equity Interests of Avatech Solutions is no longer owned or controlled by a Person who is an Original Owner, (e) 80% of the Equity Interests of RWW LLC is no longer owned or controlled by a Person who is an Original Owner, or (f) any merger, consolidation or sale of substantially all of the property or assets of any Borrower unless such Borrower is merged or consolidated with and into another Borrower or such sale or property or assets is to another Borrower.
“Original Owners” shall mean with respect (i) to RWW LLC, the Ampersand Guarantors, (ii) to Avatech Solutions, RWW LLC, (iii) to Holdings, Avatech Solutions, (iv) to Rand Worldwide U.S. or Rand A, Holdings, and (v) to any other Borrower, Rand Worldwide U.S.
“Pledge Agreement” shall mean that certain (i) Amended and Restated Pledge Agreement executed by Holdings in favor of Agent dated as of July __, 2010 and (ii) Pledge Agreement executed by Rand Worldwide U.S. in favor of Agent dated as of even date herewith.

          (d) Upon the Effective Date, Section 5.8(d) shall be deleted in its entirety and replaced as follows:
     No Borrower nor any of their Subsidiaries maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d) hereto. Schedule 5.8(d) separately schedules all Plans subject to Title IV of ERISA. (i) No Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code, whether or not waived, each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Borrower nor any member of the Controlled Group has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Borrower nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action nor omitted to take any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower or any member of the Controlled Group; (xii) except as listed on Schedule 5.8(d) hereto, neither any Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan; in each case (i) — (xiv) with respect to any member of the Controlled Group other than the Borrowers or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.
          (e) Upon the Effective Date, Section 9.15 shall be deleted in its entirety and replaced as follows:
ERISA Notices and Requests. Except as hereinafter provided in this Section, furnish Agent with prompt written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any

Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment to a Plan on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan. With respect to the Borrowers and each Subsidiary, the events described in (i) through (ix) above required prompt written notice and, with respect to any other member of the Controlled Group, prompt written notice will be required if any such event results, or could reasonably be expected to result, in liability to any Borrower or any of their Subsidiaries.
     Section 3. Ancillary Agreements.
(a)	Upon the effectiveness of the Transaction, the Subordination Agreement by and among the Ampersand Guarantors, Borrowers, Holdings, and the Agent, dated as of August 14, 2009 (“Subordination Agreement”), shall be terminated, all obligations of Borrowers and Holdings to the Ampersand Guarantors pursuant to the Subordination Agreement shall be cancelled and all references to the Subordination Agreement in the Loan Agreement shall be deleted.
     Section 4. Conditions Precedent. This Amendment shall be effective on the date (such date, the “Effective Date”) when each of the following conditions precedent shall have occurred:

(a)	Agent shall have received this Amendment, duly executed and delivered by an authorized officer of each of the Borrowers and the Lenders and the Guarantors.
(b)	Agent shall have received a fully executed copy of the Letter of Intent and the Transaction Documents (together with all exhibits and schedules thereto);
(c)	Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the board of directors of each Borrower, authorizing the execution and delivery of, and the performance of such Borrower’s obligations under, this Amendment, the Transaction Documents and any related agreements, in each case certified by the secretary or an assistant secretary (or other appropriate officer) of such Borrower, as of the Effective Date; and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
(d)	No Event of Default or Default shall have occurred and be continuing on the Effective Date, or would exist after giving effect to the transactions contemplated by this Amendment.
(e)	No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or, to the knowledge of any Borrower, threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Amendment, the Loan Agreement, the Other Documents, the Letter of Intent or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which, in the reasonable opinion of Agent, could reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of such Borrower’s business or inconsistent with the due consummation of the transactions contemplated by this Amendment (including, without limitation, the Transaction) shall have been issued by any Governmental Body.
(f)	All of the conditions precedent set forth in Section 8.2 of the Loan Agreement and in the Transaction Documents shall have been satisfied.
     Section 5. Conditions Subsequent. Each of the Borrowers covenant and agree that no later than 180 days after the closing of the Transaction, the Avatech credit facility and the credit facility in connection with the Loan Agreement shall be amended, restated and consolidated into one agreement or such other agreements reasonably acceptable to PNC Business Credit.

     Section 6. Representations and Warranties. Each of the Borrowers represents and warrants (which representations and warranties shall be true at the time of the Borrowers’ execution of this Amendment, and shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions contemplated herein or related hereto) to the Lenders and the Agent that:
(a)	Each Borrower has full power, authority and legal right to enter into this Amendment, and the other documents to be executed by it in connection herewith, and to perform all of their respective obligations hereunder and thereunder. The Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment and the transactions contemplated herein (i) are within each Borrower’s corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of any Applicable Law or the terms of each Borrower’s by-laws, certificate or articles of incorporation or other applicable documents relating to each Borrower’s formation or to the conduct of each Borrower’s business, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body applicable to or binding upon the Borrowers or their property, (iii) will not require the Consent of any Governmental Body or any other Person (other than any consents that have been or will be obtained on or prior to the Effective Date), and (iv) will not conflict with, nor result in any breach of any of the provisions of, or constitute a default under or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of any Borrower under the provisions of, any material agreement, or other document to which any Borrower is a party or by which it or its property may be bound, including the Letter of Intent.
(b)	After giving effect to the transactions contemplated by this Amendment, each Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Effective Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Effective Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.
(c)	The Borrowers have delivered to Agent complete copies of the Letter of Intent and the Transaction Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.
(d)	On the Effective Date, and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing.
(e)	All representations, warranties and schedules set forth in or annexed to the Loan Agreement are true and correct in all material respects on and as of the Effective Date (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date).
     Section 7. Acknowledgement of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that its Guaranty shall remain in full force and effect and shall continue to cover all of the Borrowers’ Obligations to Agent and Lenders in accordance with its respective Guaranty.
     Section 8. Acknowledgment of Ampersand 2006 Limited. By execution of this Amendment, Ampersand 2006 Limited, as agent for the Ampersand Guarantors, confirms that on or prior to the Effective Date, the Subordinated Indebtedness will be exchanged for equity interests in RWW LLC; that the Subordinated Loan Documents will be terminated, cancelled and are of no further force or effect; and all security interests and liens upon any and all properties and assets of the Borrowers heretofore granted to the Ampersand Guarantors will be released and terminated.
     Section 9. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on July __, 2010, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of ($____________), due on account of Revolving Advances and ($_________) on account of undrawn Letters of Credit, plus in each case all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.
     Section 10. General Provisions.
(a)	Except as herein expressly amended, the Loan Agreement, the Other Documents and any other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
(b)	From and after the Effective Date, all references in this Amendment, the Loan Agreement and the Other Documents to “this Loan Agreement,”

“the Loan Agreement”, “hereof,” “herein,” “therein” or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.
(c)	The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

(d)	This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LENDER AND AGENT:	PNC BANK, NATIONAL ASSOCIATION
By:
		Name:	John Stanescki
		Title:	Senior Vice President

BORROWERS:	RAND WORLDWIDE U.S. HOLDINGS, INC.
By:
Name:
Title:

RAND A TECHNOLOGY CORPORATION
By:
Name:
Title:

RAND TECHNOLOGIES OF MICHIGAN, INC.
By:
Name:
Title:

RAND IMAGINIT TECHNOLOGIES, INC.
By:
Name:
Title:

Signature Page to Third Amendment to Revolving Credit and Security Agreement

GUARANTORS:

AMPERSAND 2001 COMPANION FUND LIMITED PARTNERSHIP By: AMP-01 Management Company Limited Liability Company, its General Partner
By:
Name:
	Title:	Principal Managing Member

AMPERSAND 2001 LIMITED PARTNERSHIP By: AMP-01 Management Company Limited Liability Company, its General Partner
By:
Name:
	Title:	Principal Managing Member

AMPERSAND 2006 LIMITED PARTNERSHIP By: AMP-06 Management Company Limited Partnership, its General Partner By: AMP-06 MC LLC, its General Partner
By:
Name:
	Title:	Principal Managing Member

RAND WORLDWIDE, INC.
By:
Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]
Signature Page to Third Amendment to Revolving Credit and Security Agreement

SUBORDINATED CREDITOR: AMPERSAND 2006 LIMITED PARTNERSHIP, as agent for subordinated lenders By: AMP-06 Management Company Limited Partnership, its General Partner
By:
Name:
Title:

Signature Page to Third Amendment to Revolving Credit and Security Agreement

EXHIBIT A